Exhibit 99.1

             Boots & Coots Reports First Quarter Results


    HOUSTON--(BUSINESS WIRE)--May 7, 2007--Boots & Coots International Well Control, Inc. (AMEX:WEL), reported net income attributable to common stockholders of $0.5 million, or $0.01 per diluted share, for the first quarter ended March 31, 2007 compared to $1.3 million, or $0.03 per diluted share, for the same period in 2006. Net income in the 2006 period included a preferred dividend benefit of $0.6 million related to the redemption of all of the Company's then outstanding preferred stock. The 2006 quarter also included one month of operating results for the hydraulic workover/snubbing business acquired effective as of March 1, 2006.

    Revenues for the first quarter of 2007 were $22.3 million compared to $11.5 million for the first quarter of 2006. The Company reported EBITDA (defined as earnings before interest, income taxes, depreciation and amortization; see the reconciliation and rationale for this non-GAAP financial measure below) of $2.7 million for the first quarter of 2007 compared to $2.5 million for the first quarter of 2006.

    "Results in the first quarter were affected by delays in certain customer projects in the Gulf of Mexico and Venezuela," stated Jerry Winchester, president and chief executive officer. "While some delays have continued, activity has begun to increase in both areas and we expect those operations will progressively return to more active levels. We also expect to see increased activity in our North American on-shore business and in North Africa and the Middle East during the latter part of the our second quarter and into the third quarter.

    "On April 24th we closed a secondary offering and successfully raised approximately $29 million in net proceeds," continued Mr. Winchester. "We believe we are well positioned to invest in projects that will broaden our service capabilities, complement our existing businesses and provide future revenue and earnings growth."

    Business Segment Results

    Well Intervention

    For the first quarter of 2007, our Well Intervention segment generated $20.8 million in revenue and $2.4 million in EBITDA compared to $10.0 million and $2.0 million, respectively, for the first quarter of 2006. The first quarter of 2007 was impacted by lower revenues from the Gulf of Mexico and Venezuela, offset by growth in the Company's Safeguard and hydraulic workover services in North and West Africa.

    Response

    Our Response segment results were basically flat quarter over quarter. The Response segment reported revenues of $1.4 million and EBITDA of $0.4 million for the first quarter of 2007 compared to $1.5 million and $0.6 million, respectively, for the first quarter of 2006. Critical well events are inherently unpredictable and not directly correlated on a near-term basis with drilling activity levels.

    Conference Call

    Boots & Coots will discuss 2007 first quarter results via a conference call and Webcast tomorrow, May 8, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time). The dial-in number for the call is 866-277-1184, passcode 'Boots & Coots'. To listen to the live Webcast, log on to www.boots-coots.com/investor/invest.htm and click on the 2007 First Quarter Earnings Webcast link. A replay of the Webcast will be available on the investor relations page of the company's Website within 24 hours of the call. The call will also be available for replay for 30 days by dialing 888-286-8010, passcode 97430813.

    About Boots & Coots

    Boots & Coots International Well Control, Inc., the premier pressure control company for the oil and gas industry, provides a suite of integrated pressure control services to onshore and offshore oil and gas exploration companies around the world. The Well Intervention segment consists of services that are designed to enhance production for oil and gas operators and reduce the number and severity of critical well events such as well fires, blowouts or other losses of control at the well. The scope of these services includes training, contingency planning, well plan reviews, audits, inspection services and engineering services offered through our Safeguard programs and services offered in conjunction with our WELLSURE(R) risk management program. This segment also includes services performed by hydraulic workover and snubbing units that are used to enhance production of oil and gas wells. The Response segment consists of personnel, equipment and services provided during an emergency response such as a critical well event or a hazardous material response. These services include snubbing and other workover services provided during a response.

    Certain statements included in this news release are intended as "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. Boots & Coots cautions that actual future results may vary materially from those expressed or implied in any forward-looking statements. More information about the risks and uncertainties relating to these forward-looking statements are found in Boots & Coots' SEC filings, which are available free of charge on the SEC's web site at www.sec.gov.

    (Tables to follow)

            BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME
              (000's except share and per share amounts)
                             (unaudited)

                                                 Three Months Ended
                                                      March 31,
                                                  2007        2006
                                               ----------- -----------

REVENUES                                          $22,257     $11,520

COST OF SALES, excluding depreciation and
 amortization                                      13,995       5,300
                                               ----------- -----------

   Gross Margin                                     8,262       6,220

OPERATING EXPENSES                                  4,459       2,870
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES        1,003         818
FOREIGN CURRENCY TRANSLATION                           68          18
DEPRECIATION AND AMORTIZATION                       1,314         572
                                               ----------- -----------

OPERATING INCOME                                    1,418       1,942

INTEREST EXPENSE, net                                 733         557
                                               ----------- -----------

INCOME BEFORE INCOME TAXES                            685       1,385
INCOME TAX EXPENSE                                    221         707
                                               ----------- -----------

NET INCOME                                            464         678
                                               ----------- -----------

PREFERRED DIVIDEND REQUIREMENTS AND
ACCRETIONS                                             --        (616)
                                               ----------- -----------

NET INCOME ATTRIBUTABLE TO COMMON
STOCKHOLDERS                                         $464      $1,294
                                               =========== ===========

Basic Earnings per Common Share:                    $0.01       $0.03
                                               =========== ===========

Weighted Average Common Shares Outstanding -
 Basic:                                        59,203,000  38,789,000
                                               =========== ===========

Diluted Earnings per Common Share:                  $0.01       $0.03
                                               =========== ===========

Weighted Average Common Shares Outstanding -
 Diluted:                                      61,751,000  41,383,000
                                               =========== ===========


    Information concerning operations in different business segments for the three months ended March 31, 2007 and 2006 is presented below. Certain reclassifications have been made to the prior periods to conform to the current presentation.


                                                       (unaudited)
                                                   Three Months Ended
                                                        March 31,
                                                     2007      2006
                                                   --------- ---------
Revenues
Well Intervention                                  $ 20,844  $ 10,031
 Response                                             1,413     1,489
                                                   --------- ---------
                                                    $22,257   $11,520
                                                   --------- ---------
EBITDA(1)
  Well Intervention                                  $2,363    $1,952
  Response                                              369       562
                                                   --------- ---------
                                                     $2,732    $2,514
                                                   --------- ---------
Depreciation and Amortization (2)
  Well Intervention                                  $1,299      $545
  Response                                               15        27
                                                   --------- ---------
                                                     $1,314      $572
                                                   --------- ---------
Operating Income
  Well Intervention                                  $1,064    $1,407
  Response                                              354       535
                                                   --------- ---------
                                                     $1,418    $1,942
                                                   --------- ---------

(1) EBITDA represents earnings before interest, taxes, depreciation and amortization. See the reconciliation and rationale for this non-GAAP financial measure below.
(2) Depreciation has been charged to each segment based upon specific identification of expenses and an allocation of remaining non-segment specific expenses pro rata between segments based upon relative revenues.


            BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
      RECONCILIATION BETWEEN CONDENSED CONSOLIDATED STATEMENT OF
    INCOME AND EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND
                             AMORTIZATION
                            (in thousands)
                             (unaudited)

                                                   Three Months Ended
                                                        March 31,
                                                     2007      2006
                                                   --------- ---------

Net Income                                             $464      $678

Income Tax Expense                                     $221      $707

Interest Expense, net                                  $733      $557

Depreciation and Amortization                        $1,314      $572

Earnings Before Interest, Taxes, Depreciation and
 Amortization (EBITDA) (a)                           $2,732    $2,514



(a) Earnings before Interest, Income taxes, Depreciation, Depletion and Amortization ("EBITDA") is a non-GAAP financial measure, as it excludes amounts or is subject to adjustments that effectively exclude amounts, included in the most directly comparable measure calculate and presented in accordance with GAAP in financial statements. "GAAP" refers to generally accepted accounting principles in the United States. Non-GAAP financial measures disclosed by management are provided as additional information to investors in order to provide them with an alternative method for assessing our financial condition and operating results. These measures are not in accordance with, or a substitute for, GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. Pursuant to the requirements of Regulation G, whenever we refer to a non-GAAP financial measure, we also present the most directly comparable financial measure and presented in accordance with GAAP, along with a reconciliation of the differences between the non-GAAP financial measure and such comparable GAAP financial measure. Management believes that EBITDA may provide additional information with respect to the Company's performance or ability to meet its debt service and working capital requirements.


            BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)

                                              March 31,   December 31,
                                                2007         2006
                                             ------------ ------------
                                             (unaudited)

Current Assets                                   $42,854      $52,347

Current Liabilities                              $18,013      $26,835

Total Working Capital (a)                        $24,841      $25,512

Total Assets                                     $93,535     $101,017

Long-Term Debt and Notes Payable                 $29,772      $29,492

Total Liabilities                                $53,951      $62,595

Total Stockholders' Equity                       $39,584      $38,422



(a) The Company defines Working Capital as all current assets, including cash, less all current liabilities which includes current maturities of long-term debt.


    CONTACT: Boots & Coots International Well Control, Inc.
             Investor Contact:
             Jennifer Tweeton, 281-931-8884
             jtweeton@boots-coots.com
             or
             Company Contact:
             Gabriel Aldape, 281-931-8884
             Chief Financial Officer
             investorrelations@bncg.com